                                                                    EXHIBIT 99.1


                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $1.25 per share, beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

June 30, 1999


                                    LONGVIEW CAPITAL MANAGEMENT, LLC


                                    By:  /s/ Charles H. Goodman
                                       ------------------------
                                        President

                                    CHARLES H. GOODMAN


                                      /s/ Charles H. Goodman
                                    ---------------------------



                                    GEOFFREY F. GROSSMAN, Not Individually
                                    But Solely as Trustee of The Edward Trust


                                      /s/ Geoffrey F. Grossman
                                    ---------------------------